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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 1999

                    KFC NATIONAL PURCHASING COOPERATIVE, INC.
               (Exact name of registrant as specified in charter)

Delaware             002-63640                      61-0946155
(State or other      (Commission File Number)       (IRS Employer Identification
jurisdiction or                                     No.)
incorporation)

950 Breckinridge Lane, Suite 300
Louisville, Kentucky                                                     40207
(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code: (502) 896-5900

                                 Not Applicable
                         (Former name or former address
                         if changed since last report.)


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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.  Acquisition or Disposition of Assets.

         (a) On March 1, 1999, KFC National Purchasing Cooperative, Inc. (the "KFC Coop") joined with Tricon Global Restaurants, Inc. ("Tricon") and franchisee owners and operators of KFC, Taco Bell and Pizza Hut restaurants to form Unified FoodService Purchasing Coop, LLC, (the "Unified Coop"), as a new purchasing cooperative focusing on the purchase of the food, packaging, supplies, equipment, and related services used by such owners and operators (the "Corporate Reorganization"). The KFC Coop believes that the Unified Coop will enable KFC, Taco Bell and Pizza Hut restaurant owners and operators to reduce their store delivered costs of goods and equipment. In addition to the KFC Coop, the other two members of the Unified Coop are the Taco Bell National Purchasing Coop, Inc. (the "Taco Bell Coop") and Pizza Hut National Purchasing Coop, Inc. (the "Pizza Hut Coop"), both newly organized Delaware corporations with shareholder members who are operators of Taco Bell and Pizza Hut retail outlets, respectively.

         To facilitate the Corporate Reorganization, the KFC Coop (i) executed agreements which, among other things, facilitated (a) the KFC Coop's membership in the Unified Coop (the "Asset Contribution and Liability Assumption Agreement") and (b) the spin off of the KFC Coop's Taco Bell business (the "Agreement and Plan of Corporate Separation") and (ii) amended its bylaws to conform its patronage dividend program to the operations of the Unified Coop and to make other changes which reflect the spin off of its Taco Bell business.

         In exchange for its membership interest in the Unified Coop, the KFC Coop contributed certain operating assets and cash to the Unified Coop. Pursuant to the Asset Contribution and Liability Assumption Agreement, attached hereto as Exhibit 2.1, the KFC Coop assigned, transferred, delivered, and generally set over to the Unified Coop, and the Unified Coop accepted and assumed, certain "Assets," which mean certain of the KFC Coop's Contracts, Leases, Equipment, and Prepaid Assets (other than any of the same which were transferred to the Taco Bell Coop pursuant to the Agreement and Plan of Corporate Separation), as defined in the Asset Contribution and Liability Assumption Agreement. The Assets did not include any other assets of the KFC Coop, including, without limitation, any accounts receivable, cash or cash equivalents, or goodwill. In return, the Unified Coop assumed and agreed to perform and discharge in full any and all of the KFC Coop's obligations and liabilities under its Contracts and Leases. The Unified Coop also made offers of employment to all of the employees of the KFC Coop on terms and conditions substantially similar in the aggregate to those in effect before the Corporate Reorganization, except for Thomas D. Henrion, the KFC Coop's president and chief executive officer. The KFC Coop and the Unified Coop entered into a Separation and Consulting Agreement with Mr. Henrion.

         Before the Corporate Reorganization, the KFC Coop organized the Taco Bell Coop as a wholly owned subsidiary. On March 1, 1999, the Agreement and Plan of Corporate Separation, attached hereto as Exhibit 2.2, effected a division of the KFC Coop's business by transferring all of the KFC Coop's Taco Bell related assets and liabilities to the Taco Bell Coop (the "Taco Bell Assets and Liabilities") and spinning off the Taco Bell Coop as an independent entity to the Taco Bell operators who were stockholder members of the KFC Coop and who tendered their shares of the


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KFC Coop's membership common stock and store common stock pursuant to a Tender
Offer dated January 28, 1999 (the "Tendering Members"). The nature and amount of consideration given and received and the principle followed in determining the amount of such consideration in the Agreement and Plan of Corporate Separation were determined through negotiations among the KFC Coop, the Taco Bell Coop, and Taco Bell franchisees and their representatives.

         The Taco Bell Assets and Liabilities included Taco Bell product inventory and equipment, records of Taco Bell operations, miscellaneous Taco Bell supplies and signs, purchase commitment liabilities, intercompany liabilities attributable to accounts payable and other liabilities related to Taco Bell operations paid or assumed by the KFC Coop (the "Intercompany Liability"), and stockholder's equity related to the KFC Coop's Taco Bell operations. In exchange for and in consideration for the transfer of the Taco Bell Assets and Liabilities to the Taco Bell Coop, the Taco Bell Coop transferred to the KFC Coop the original issue of one share of Taco Bell Coop membership common stock for each Tendering Member's share of the KFC Coop's membership common stock and one share of Taco Bell Coop store common stock for each share of the KFC Coop's store common stock owned by each Tendering
Member. Also, the Taco Bell Coop's obligation to reimburse the KFC Coop for the Intercompany Liability is reflected in a Promissory Note which will be executed by the Taco Bell Coop at the time of the final calculation of the Intercompany Liability and is secured by security interests granted by the Taco Bell Coop to the KFC Coop pursuant to a Security Agreement.

         The KFC Coop and Taco Bell Coop entered into the Agreement and Plan of Corporate Separation, in part, so that Taco Bell operators could become members of a concept purchasing cooperative in which only Tricon and Taco Bell franchisees are members and the members of the KFC Coop would be members of a concept purchasing cooperative in which only Tricon and KFC franchisees are members.

         Following the completion of the Corporate Reorganization, the KFC Coop is continuing to operate and will concentrate on its KFC purchasing cooperative business. Although this business is now out-sourced and administered by the Unified Coop, the KFC purchasing program will be subject to significant control, advice and counsel of the KFC Coop. The KFC Coop's Board will continue to exercise policy-making decisions and administer the patronage dividend program in accordance with past practices.

         For a more detailed discussion of the Corporate Reorganization, the Asset Contribution and Liability Assumption Agreement or the Agreement and Plan of Corporate Separation, see the KFC Coop's proxy statement filed on Schedule 14A with the Commission on January 28, 1999 or the KFC Coop's tender offer filed on Schedule 13e-4 with the Commission on January 28, 1999.

         (b) Not applicable.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits

         (a) Not applicable.

         (b) Pro Forma Financial Information.


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         The following pro forma financial information required by this Item
7(b) is attached hereto as Exhibit 99.1 and incorporated herein by reference:

         KFC National Purchasing Cooperative, Inc. Pro Forma Consolidated Balance Sheet as of October 31, 1998 (unaudited).

         KFC National Purchasing Cooperative, Inc. Pro Forma Consolidated Statement of Income for the year ended October 31, 1998 (unaudited).

         KFC National Purchasing Cooperative, Inc. Notes to Pro Forma Consolidated Financial Statements (unaudited).

         (c) Exhibits.

         Exhibit 2.1 -- Asset Contribution and Liability Assumption Agreement dated as of March 1, 1999, between the Unified Coop and the KFC Coop. The KFC Coop will furnish supplementally a copy of the Agreement's schedules and annexes to the Commission upon request.

         Exhibit 2.2 -- Agreement and Plan of Corporate Separation dated as of March 1, 1999 among the KFC Coop, members of the KFC Coop executing the Agreement, and the Taco Bell Coop.

         Exhibit 99.1 -- Pro forma financial information of the KFC Coop listed at Item 7(b) of this Report.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the KFC Coop has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      KFC NATIONAL PURCHASING COOPERATIVE, INC.

                                      By: /s/  Daniel E. Woodside
                                         ---------------------------------------
                                      Daniel E. Woodside
                                      President and Chief Executive Officer

                                      Date: March 12, 1999